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                                                                   EXHIBIT 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 2, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of European Fund (one of the portfolios constituting INVESCO International Funds, Inc., formerly INVESCO Global & International Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003